                                                                 EXHIBIT 10.13.1

Note: Portions of this exhibit indicated by "[*]" are subject to a confidential treatment request, and have been omitted from this exhibit. Complete, unredacted copies of this exhibit have been filed with the Securities and Exchange Commission as part of this Company's confidential treatment request.


                        FIRST AMENDMENT TO OFFICE LEASE
                        -------------------------------

     This First Amendment to Office Lease ("Amendment") is made and entered into as of this 1st day of October, 1999, by and between SPIEKER PROPERTIES, L.P., a California limited partnership ("Landlord") and BROADBAND SPORTS, a Delaware corporation ("Tenant"), with reference to the following facts:

     A. Tenant and Landlord entered into that certain Office Lease dated as of July 30, 1999 (the "Lease") for certain premises (the "Premises") located at 2120 Colorado Avenue, 2nd Floor, Santa Monica, California (the "Project") (containing 26,635 rentable square feet).

     B. Landlord and Tenant desire to, among other things, add to the Premises 4,607 rentable square feet comprising a portion of the balance of the first floor of the Building (the "Expansion Premises"), as such space is further identified on Exhibit "A" attached hereto.

     C. All capitalized terms used herein not specifically defined in this Amendment shall have the meanings ascribed to such terms in the Lease. The term "Lease" where used in the Lease shall hereinafter refer to the Lease, as amended by this Amendment.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, Landlord and Tenant agree as follows:

     1.  Expansion Premises.  Subject to the terms and conditions of this
         ------------------
Amendment, Landlord hereby leases to Tenant and Tenant leases from Landlord the Expansion Premises. The square footage of the Expansion Premises set forth in Recital Paragraph B above is hereby stipulated by Landlord and Tenant to be true and correct. From and after the Expansion Premises Commencement Date (defined below), all references in the Lease to the "Premises" shall be deemed to include the Expansion Premises. The term of Tenant's lease of the Expansion Premises shall be co-terminous with Tenant's lease of the Premises.

     2.  Expansion Premises Commencement Date. The "Expansion Premises
         ------------------------------------
Commencement Date" shall mean the earlier of (i) the date Tenant takes possession of some or all of the Expansion Premises and commences business therefrom, (ii) the date the improvements to be constructed or performed in the Expansion Premises by Premises Tenant (the "Expansion Premises Tenant Improvements") shall have been "Substantially Completed" (as such term is defined in Paragraph 2 of the Lease) in accordance with the plans and specifications relating thereto, and (iii) December 1, 1999.

     3.  Rent.  In addition to Tenant's rental obligations with respect to the
         ----
Premises, for the period from the Expansion Premises Commencement Date until the Expiration Date, Tenant's payments of Base Rent with respect to the Expansion Premises only shall be in accordance with the following schedule (which shall be based upon the monthly periods following the Term Commencement Date, as defined in the Lease):

                                                Monthly Base Rent Per
     Monthly Period      Monthly Base Rent      Rentable Square Foot
     --------------      -----------------      ---------------------
     Months 1 - 12             $[*]                     $[*]

     Months 13 - 24            $[*]                     $[*]

     Months 25 - 36            $[*]                     $[*]

     Months 37 - 48            $[*]                     $[*]

     Months 49 - 60            $[*]                     $[*]

     Months 61 - 72            $[*]                     $[*]

     Months 73 - 84            $[*]                     $[*]


     4.  Operating Expenses.  Effective as of the Expansion Premises
         ------------------
Commencement Date, in addition to Tenant's obligations under Paragraph 7 of the Lease with respect to the Premises, Tenant shall be responsible for Tenant's Expansion Premises Proportionate Share (defined below) of increases in Operating Expenses with respect to the Expansion Premises in accordance with the terms of Paragraph 7 of the Lease. For purposes of this Paragraph 4, the term "Tenant's Expansion Premises Proportionate Share" shall mean 3.45%.

     5.  As-Is; Tenant Improvements.
         --------------------------

         (a) The Expansion Premises shall be delivered to Tenant in its "as-is, where-is condition," with all faults, subject to any punchlist items, latent defects, structural defects and any covenants and/or representations set forth in the Lease and Tenant's rights under any warranties assigned to Tenant pursuant to the Improvement Agreement.

         (b) Tenant shall have the right to construct the Expansion Premises Tenant Improvements in the Expansion Premises in accordance with the terms of Exhibit "C" attached to the Lease, except that (i) the reference in Section 4.1 to "50.35%" is hereby deleted and replaced with "46.29%"; (ii) the references to "$3,792.60" and "$139,062.00" in the last sentence of Section 4.1 are hereby deleted and replaced with "$600.90" and "$22,033.00," respectively; (iii) the reference to "1,033,914.00" in Section 4.2 is hereby deleted and replaced with "$168,252.00"; (iv) all references to the term "Premises" shall mean and refer to the "Expansion Premises"; and (v) Landlord shall not be responsible for performing any additional Base Building Work.

     6.  Estoppel. Tenant warrants, represents and certifies to Landlord that as
         --------
of the date of this Amendment, (a) Landlord is not in default under the Lease, and (b) Tenant does not have any defenses or offsets to payment of rent and performance of its obligations under the Lease as and when same becomes due.

[*] = THE REDACTED PORTION, INDICATED BY THIS SYMBOL, IS THE SUBJECT OF A
      CONFIDENTIAL TREATMENT REQUEST.

     7.  Prepaid Rent; Security Deposit. Concurrently with Tenant's execution of
         ------------------------------
this Amendment, Tenant shall (i) pay to Landlord an amount equal to $13,821.00 on account of prepaid rent for the Expansion Premises for the second full month following the Expansion Premises Commencement Date, and (ii) deposit with Landlord an additional cash security deposit (or increase the Letter of Credit in accordance with the terms of Paragraph 39 D of the Lease) of $234,095.25. As a result, the reference in Paragraph 19A to (A) "$212,187.21" is hereby deleted and replaced with "$237,870.2l," (B) "$180,359.13" is hereby deleted and replaced with "$206,042.13," (C) "$153,305.27" is hereby deleted and replaced with "$178,988.27," (D) "$130,309.47" is hereby deleted and replaced with "$155,992.47," (E) "$110,763.05" is hereby deleted and replaced with "$136,446.05," and (F) "$94,148.59" is hereby deleted and replaced with "$119,831.59." Furthermore, the reference in Paragraph 19B to "$250,000.00" is hereby deleted and replaced with "$300,000.00."

     8.  Parking. Effective as of the Expansion Premises Commencement Date, the
         -------
Lease is hereby amended to provide Tenant with the right to lease an additional twenty (20) parking permits in the parking facility serving the Building (the types and locations of which shall be subject to the mutual approval of Landlord and Tenant) at the then prevailing rates for said parking permits, as same may change from time to time.

     9.  Occupancy Density. Effective as of the Expansion Premises Commencement
         -----------------
Date, the Occupancy Density is hereby increased from 213 people to 250 people. Furthermore, the reference to "186" in Paragraph 6 A of the Lease is hereby deleted and replaced with "218."

     10. Authority.  Tenant and Landlord each has full power and authority to
         ---------
enter into this Amendment and the person signing on behalf of Tenant and Landlord has been fully authorized to do so by all necessary corporate or partnership action on the part of Tenant and Landlord, respectively.

     11. Lease in Full Force.  Except for those provisions which are
         -------------------
inconsistent with this Amendment and those terms, covenants and conditions for which performance has heretofore been completed, all other terms, covenants and conditions of the Lease shall remain in full force and effect and Tenant hereby ratifies the Lease, as amended hereby. Except as expressly set forth herein, the Premises shall be deemed to include the Expansion Premises for all purposes under the Lease.

     IN WITNESS WHEREOF, this Amendment is executed as of the date first written above.

"LANDLORD"                                       "TENANT"

SPIEKER PROPERTIES, L.P., a California           BROADBAND SPORTS, a Delaware
limited partnership                              corporation

   By:  Spieker Properties, Inc., a              By: /s/ Gregory S. Hebner
   Maryland corporation                              --------------------------
                                                 Name: Gregory S. Hebner
                                                       ------------------------
                                                 Title: Chief Financial Officer
                                                        -----------------------

   By: /s/ [Signature Illegible]             By: /s/ Jose A. Royo
       -----------------------------             ---------------------------
   Name:  [Signature Illegible]              Name: Jose Royo
         ---------------------------               -------------------------
   Title: Vice President                     Title: CTO
          --------------------------                ------------------------